UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

GLOBAL INDEMNITY GROUP, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34809	85-2619578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 S. French Street
Suite 105
Wilmington, Delaware		19801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 691-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

On May 18, 2026, the Board of Directors (the “Board”) of Global Indemnity Group, LLC (the “Company”) was expanded from seven to eight members and, pursuant to that certain Third Amended and Restated Limited Liability Company Agreement, dated January 16, 2025, as amended, of the Company (as amended, the “Third LLCA”), Michele Ann Colucci was appointed by the Class B Majority Shareholder (as defined below) to the Board to serve as a Designated Director (as defined below) effective immediately.

As previously disclosed, under the Third LLCA, the Class B Majority Shareholder is any person or group that, together with their respective affiliates, holds, beneficially or of record, (i) a majority of the outstanding Class B common shares of the Company and (ii) shares representing in the aggregate, at least twenty-five percent (25%) of the voting power of the Company’s outstanding voting shares. Fox Paine Capital Fund II International, L.P (the “Fox Paine Fund”) and Fox Mercury Investments LP (collectively with certain of its affiliates, the “FM Entities” and, together with the Fox Paine Fund and Fox Paine & Company, LLC, the “Fox Paine Entities”), are the sole Class B Majority Shareholder. Pursuant to Section 5.3 of the Third LLCA, the Class B Majority Shareholder is entitled, but is not obligated, to appoint certain directors of the Board (the “Designated Directors”).

On May 18, 2026, the Class B Majority Shareholder appointed Ms. Colucci to serve as a Designated Director for a term beginning on May 18, 2026 and continuing until December 31, 2026. Ms. Colucci is a party to an agreement with the Class B Majority Shareholder pursuant to which she became a director. Ms. Colucci is not subject to election by the Company’s shareholders. Other than as described herein, there are no arrangements or understandings between Ms. Colucci and any other person pursuant to which Ms. Colucci was selected as a director of the Company. Ms. Colucci’s committee appointments, if any, will be determined at a subsequent date.

Ms. Colucci is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. As a director, Ms. Colucci will be subject to the non-executive director compensation plan as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2026. Ms. Colucci will not be party to any other material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement in connection with her appointment.

Item 7.01	Regulation FD Disclosure.

On May 19, 2026, the Company issued a news release with respect to the appointment of Ms. Colucci to the Board, a copy of which is furnished with this Current Report on Form 8-K (Current Report) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of Global Indemnity Group, LLC (Furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

Date: May 22, 2026	By:	/s/ Jo Cheeseman
Name: Jo Cheeseman
Title: Vice President & Corporate Secretary